UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2010 (August 26, 2010)

CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices and zip code)

(818) 734-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Capstone Turbine Corporation (the “Company”) was held on August 26, 2010.  The stockholders voted as follows on the following matters:

1)	The following individuals were elected as directors of the Company, to serve until the next annual meeting or until their successors are elected and qualified:

	Votes Cast

Director	For	Withheld	Broker Non-votes

Eliot G. Protsch	58,852,801	2,414,530	137,654,191
Richard K. Atkinson	58,895,802	2,371,529	137,654,191
John V. Jaggers	58,641,102	2,626,229	137,654,191
Darren R. Jamison	58,815,008	2,452,323	137,654,191
Noam Lotan	58,929,494	2,337,837	137,654,191
Gary J. Mayo	58,880,818	2,386,513	137,654,191
Gary D. Simon	58,911,566	2,355,765	137,654,191
Holly A. Van Deursen	58,900,077	2,367,254	137,654,191
Darrell J. Wilk	58,843,435	2,423,896	137,654,191

2)
The amended and restated Capstone Turbine Corporation Employee Stock Purchase Plan was approved based upon the following votes:  A total of 56,258,338 shares were voted for and 4,198,120 shares were voted against this proposal. The holders of 810,873 shares abstained from voting and there were 137,654,191 broker non-votes.

3)
The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011 was ratified based upon the following votes:  A total of 194,740,344 shares were voted for and 3,640,626 shares were voted against this proposal. The holders of 540,552 shares abstained from voting.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION
Date: September 1, 2010	By:	/s/ Edward I. Reich
Edward I. Reich Executive Vice President and Chief Financial Officer